SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: September 6, 2000


                              WOLF INDUSTRIES INC.
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             (Exact name of registrant as specified in its charter)

               Nevada                                    98-0171619
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         (State or other jurisdiction                (I.R.S. Employer
         of incorporation or organization)            Identification No.)

                205 - 16055 Fraser Highway, Surrey, B.C. V3S 2W9
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               (Address of principal executive offices)(Zip Code)

                                 (604) 597 0036
                                -----------------
              (Registrant's telephone number, including area code)






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Item 2. Acquisition or Disposition of Assets

On July 7, 2000 Wolf Industries Inc., (the Company) reported the Acquisition Agreement of Interactive Travel System Media Group, Inc., (TPI) a Nevada corporation by the issuance of Warrants to acquire up to 3,000,000 shares of the Company's common stock at $0.27 per share which were distributed to the sole shareholder of TPI.

TPI is developing a complete digital marketing and reservation system for the travel industry with other possible applications which will be made available through syndication on-line. The system will allow the booking of certain aspects of travel, which may include hotel reservation, transportation, restaurants, and certain concierge-related travel services. TPI owns or will acquire certain proprietary technology, know-how, goodwill and the like (collectively, the "Business") necessary to the continued pursuit of such Business.

Item 7. Financial Statements and Exhibits.

     (a) Subsequent to filing the July 7, 2000 8-K, the Company has determined that the acquisition of TPI does not have a material effect upon the Company's financial statements and that the acquisition of TPI does not represent the acquisition of a significant amount of assets. As such the Company will not be recording any value for the assets of TPI and will not be filing audited financial statements of TPI.

     (b)  none

     (c)  none





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WOLF INDUSTRIES INC.

Dated: September 6, 2000


/s/ PATRICK McGOWAN
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Patrick McGowan, President





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